Exhibit 107
Calculation of Filing Fee Table
FORM
424(b)(7)
(Form Type)
ADT Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Note#	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)	80,500,000	$7.57	$609,385,000.00	0.0001531	$93,296.85

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts:						$609,385,000.00		$93,296.85

	Total Fees Previously Paid:								$0.00

	Total Fee Offsets:								$0.00

	Net Fee Due:								$93,296.85
Offering Note

1
Proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of the registrant’s Common Stock, as reported on the New York Stock Exchange, on February 26, 2025, a date within five business days prior to the filing of this prospectus supplement. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form
S-3ASR
(File
No. 333-277698),
which was filed on March 6, 2024, in accordance with Rules 456(b) and 457(r) under the Securities Act. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. Amount registered includes 10,500,000 shares of Common Stock that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.